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                                                                    Exhibit 23.1


                         INDEPENDENT AUDITORS' CONSENT



HealthCare COMPARE Corp.


     We consent to the incorporation by reference in this Registration Statement of HealthCare COMPARE Corp. and subsidiaries on Form S-8 of our reports dated February 17, 1997, appearing in and incorporated by reference in the Annual Report on Form 10-K of HealthCare COMPARE Corp. and subsidiaries for the year ended December 31, 1996.




DELOITTE & TOUCHE LLP
Chicago, Illinois

July 23, 1997